Exhibit 99.4

News

Media Contact:

Bernadette Miller

Mobile: +1 980.253.9781

bernadette.miller@parsons.com

Investor Relations Contact:

Dave Spille +1 703.775.6191

Dave.Spille@parsons.com

Parsons’ $800 Million Convertible Senior Note Offering

CHANTILLY, VA., (February 23, 2024) – Parsons Corporation (NYSE: PSN) announced today the full exercise of the $100 million option to purchase additional notes granted to the initial purchasers in its private offering of 2.625% convertible senior notes due in 2029, increasing the aggregate principal amount of notes to be issued by the company to $800 million. In connection with the exercise of the option, Parsons entered into additional capped call transactions with certain of the initial purchasers, their respective affiliates, and other financial institutions. The offering was made to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 as amended. Parsons also confirmed that its Board of Directors has refreshed the Corporation’s stock repurchase authority to an amount of $100 million and removed the quarterly $25 million cap on such repurchases.

“Parsons has the right team and the right portfolio at the right time to deliver the innovative solutions in national security and global infrastructure that our customers need and our world demands,” said Carey Smith, Parsons’ Chair, President, and Chief Executive Officer. “This transaction enables us to continue investing in organic and inorganic growth. Our successful acquisition strategy delivered three acquisitions in 2023; we will continue our M&A momentum forward, staying consistent with our strict financial criteria and differentiation through technology and geography as a priority for our future inorganic growth.”

The notes were offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold absent registration or except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Parsons:

Parsons (NYSE: PSN) is a leading disruptive technology provider in the national security and global infrastructure markets, with capabilities across cyber and intelligence, space and missile defense, transportation, environmental remediation, urban development, and critical infrastructure protection. Please visit parsons.com and follow us on LinkedIn and Facebook to learn how we’re making an impact.

Forward-Looking Statements:

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: any issue that compromises our relationships with the U.S. federal government or its agencies or other state, local or foreign governments or agencies; any issues that damage our professional reputation; changes in governmental priorities that shift expenditures away from agencies or programs that we support; our dependence on long-term government contracts, which are subject to the government’s budgetary approval process; the size of our addressable markets and the amount of government spending on private contractors; failure by us or our employees to obtain and maintain necessary security clearances or certifications; failure to comply with numerous laws and regulations; changes in government procurement, contract or other practices or the adoption by governments of new laws, rules, regulations and programs in a manner adverse to us; the termination or nonrenewal of our government contracts, particularly our contracts with the U.S. federal government; our ability to compete effectively in the competitive bidding process and delays, contract terminations or cancellations caused by competitors’ protests of major contract awards received by us; our ability to generate revenue under certain of our contracts; any inability to attract, train or retain employees with the requisite skills, experience and security clearances; the loss of members of senior management or failure to develop new leaders; misconduct or other improper activities from our employees or subcontractors; our ability to realize the full value of our backlog and the timing of our receipt of revenue under contracts included in backlog; changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time and resources for our contracts; changes in estimates used in recognizing revenue; internal system or service failures and security breaches; and inherent uncertainties and potential adverse developments in legal proceedings, including litigation, audits, reviews and investigations, which may result in materially adverse judgments, settlements or other unfavorable outcomes. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our Registration Statement on Form S-1 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this presentation that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

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